Exhibit 10.16
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This First Amendment (the “Amendment”) to the Employment Agreement effective January 1, 2019 (the “Agreement”) by and between Everi Payments Inc., a Delaware corporation (the “Company”) and wholly owned subsidiary of Everi Holdings Inc., a Delaware corporation (“Everi Holdings”), and Darren D.A. Simmons (the “Executive”) is made as of April 1, 2020 (the “Effective Date”).
R E C I T A L S
A.The Company desires to amend the Agreement on the terms and conditions set forth in this Amendment and Executive is willing to continue employment on the terms and conditions set forth in this Amendment.

B.The Company and Executive (together, the “Parties”) wish to enter into the Amendment.

AMENDMENT

NOW, THEREFORE, based on the foregoing recitals and in consideration of the commitments set forth below, the Parties agree as follows:

1. Definitions and Interpretation. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement amended hereby.

2.Terms of the Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

3.Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, or the applicable form of agreement of any Equity Awards, including the Restricted Stock Agreement, and this Amendment, the terms and conditions of this Amendment shall govern and control.
4.Entire Agreement. This Amendment and the Agreement constitute the entire and exclusive agreement between the Parties with respect to the subject matter hereof. All previous discussions and agreements with respect to the subject matter are superseded by the Agreement and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

5.Amendments.

a.Section 1.1: The each instance of the phrase “Chief Executive Officer” is hereby deleted in their entirety and replaced by the phrase ”and Chief Operating Officer” in each and every instance it occurs in Section 1.1 to the first sentence of Section 2.5, such that the amended sentence reads as follows:
“The Company hereby employs Executive to render services to the Company in the position of Executive Vice President and FinTech Business Unit Leader, reporting directly to the President & Chief

Operating Officer of the Company. The Company’s employment of Executive hereunder is contingent upon Executive successfully completing a background investigation. The duties of this position shall include such duties and responsibilities as are reasonably assigned to Executive by the President & Chief Operating Officer, including, but not limited to, managing profitability of the FinTech business unit which includes leading product management, product innovation, operations and sales support and managing business risk and protecting Company assets, as well as any other such duties and responsibilities as are customarily performed by persons holding similar positions at similarly situated corporations. Executive agrees to serve in a similar capacity for the benefit of Everi Holdings and any of Everi Holdings’ direct or indirect, wholly-owned or partially-owned subsidiaries or Everi Holdings’ affiliates. Additionally, Executive shall serve in such other capacity or capacities as the Chief Operating Officer may from time to time reasonably and lawfully prescribe. Executive shall be deemed an “Executive Officer” for purposes of indemnification by the Company pursuant to Article XI of the Company’s bylaws.”

b.Section 2.5: The phrase “in a quantity and” is hereby deleted and the phrase “and Chief Operating Officer” hereby is inserted in their entirety into the first sentence of Section 2.5, such that the amended sentence reads as follows:
“Executive will be eligible to receive restricted stock, restricted stock units, performance awards, stock options or other equity awards with a frequency substantially similar to those regularly awarded to other members of the Company’s senior executive management, other than the Chief Executive Officer and or Chief Operating Officer, (each, an “Equity Award”) under the applicable equity incentive plan of Everi Holdings as then in effect (the “Plan”), as determined by the Compensation Committee.”

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first set forth above.

EVERI PAYMENTS INC.		EXECUTIVE

By:	/s/ Michael D. Rumbolz	/s/ Darren D.A. Simmons
	Michael D. Rumbolz	Darren D.A. Simmons
Chief Executive Officer